U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 18, 2008

NURSE SOLUTIONS, INC.

(Exact name of small business issuer as specified in its charter)

Nevada	333-141875	20-5879021
(State or other jurisdiction of incorporation or organization)	(Commission File No)	(IRS Employer Identification Number)

439 West Bockman Way Sparta, TN	79110
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (931) 837-5344

(Former name, former address and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

THIS AMEND CURRENT REPORT ON FORM 8K IS BEING FILED TO CORRECT THE DATE OF APPOINTMENT AS PREVIOUSLY REPORTED ON AUGUST 22, 2008.

Section 5 – Corporate Governance And Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 18, 2008, the Board of Directors appointed John Moore as a member of the Board of Directors and as Chief Financial Officer.  There are no agreements between Mr. Moore and any other person pursuant to which Mr. Moore was selected as an officer.  There are no family relationships between Mr. Moore and any officer or director of the Company.  There are no transactions between Mr. Moore and the Company since the beginning of the last fiscal year, or any currently proposed transaction, which would be required to be reported pursuant to Item 404(a) of Regulation S-K.  Following is a brief background of Mr. Moore’s business experience.

Mr. Moore has more than 35 years of experience in finance and business management, and has owned and operated several businesses.  Since 1983, Mr. Moore has been the owner and operator of John Moore Financial Management Solutions, Inc.  Additionally, Mr. Moore has served as the CFO and a Director of Royal Crown Capital Corporation since 2008 and as CFO and Director of CND Baer Technologies Ltd, Dba Lazy Bath since 2007.  During 2007, he also served as CFO and Director of The Great Canadian Karaoke Challenge Ltd and as CFO and Director of Real American Show Down, Inc./USA Karaoke Championships, Inc.  From 2003 through 2006, Mr. Moore served as CFO and Director of Flameret, Inc.  During 2003, Mr. Moore served as CFO and Director of Rim Bra Brake Systems, Inc.  From 1997 to 2000, Mr. Moore served as CFO and Director of Image Power, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

NURSE SOLUTIONS, INC.

Date:  August 19, 2008

/s/ Tomasz Zurawek

           Tomasz Zurawek, President